                           WESTRONIX LIMITED AND SUBSIDIARIES


                            CONSOLIDATED FINANCIAL STATEMENTS
                            ----------------------------------
                            AS OF DECEMBER 31, 1994 AND 1995
                             -------------------------------
                             TOGETHER WITH AUDITORS'REPORTS
                            -------------------------------

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Westronix Limited:


We have audited the accompanying consolidated balance sheets of Westronix Limited (incorporated in the British Virgin Islands) and its subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, cash flows and changes in shareholders' equity for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995, expressed in Chinese Renminbi. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred above present fairly, in all material respects, the financial position of Westronix Limited and its subsidiaries as of December 31, 1994 and 1995, and the results of their operations and their cash flows for the period from June 23, 1993 to December 31, 1993 and the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles in the United States of America.







Hong Kong,
November 5, 1996.
                                        1


                      WESTRONIX LIMITED AND SUBSIDIARIES
                      ----------------------------------

                      CONSOLIDATED STATEMENTS OF INCOME
                      ---------------------------------

        FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
        ----------------------------------------------------------
       FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
       ------------------------------------------------------------
        FOR THE SIX MONTHS ENDED JUNE 30,1995 AND 1996 (UNAUDITED)
        ----------------------------------------------------------
                          (Amounts in thousands)



                    Period from
                   June 23,1993
                        to             Year ended December 31,     Period ended June 30,
                    December 31,
                   -------------    ----------------------------  ----------------------------
                       1993           1994      1995      1995       1995      1996      1996
                   -------------    --------  --------  --------  --------  --------  --------
                       Rmb            Rmb        Rmb       US$        Rmb       Rmb        US$
                                                                 (unaudited)(unaudited)(unaudited)


Toll revenue             10,462       37,614    37,206     4,472     19,635    18,410     2,213

General and administrative
   expenses              (2,687)      (9,615)  (10,517)   (1,264)    (5,165)   (5,020)     (603)

Exchange gain               378        3,494     1,417       170      1,417        37         4
                   -------------    --------  --------  --------  ---------  ---------   -------
   Income before income
     taxes and minority
     interests            8,153       31,493    28,106     3,378     15,887    13,427     1,614

Provision for income taxes    -            -         -         -          -         -         -
                    -------------    --------  --------  --------   --------  --------  --------
   Income before minority
     interests            8,153       31,493    28,106     3,378     15,887    13,427     1,614

Minority interests       (3,817)     (13,776)  (13,087)   (1,573)    (7,095)   (6,566)     (789)
                   -------------    --------  --------  --------   --------  ---------  --------
   Net income             4,336       17,717    15,019     1,805      8,792     6,861       825
                   =============    ========  ========  ========   ========  =========  =========






Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of income.

                   WESTRONIX LIMITED AND SUBSIDIARIES
                   ----------------------------------

                    CONSOLIDATED BALANCE SHEETS AS OF
                  ----------------------------------
                  DECEMBER 31, 1994, 1995 (AUDITED) AND
                  -------------------------------------
                      AS OF JUNE 30, 1996 (UNAUDITED)
                      -------------------------------

     (Amounts in thousands, except number of shares and share data)


                                            December 31,                          June 30,
                                 --------------------------------------------------------------
                                    1994          1995         1995         1996         1996
                                 ----------   ----------   ----------   ----------   ----------
                                     Rmb           Rmb          US$          Rmb          US$
                                                                         (unaudited)  (unaudited)

ASSETS
------
Current assets
  Cash and cash equivalents         71,015       22,172        2,665        7,613          915
  Prepayments and deferred expenses    598          452           54        1,258          151
  Other receivables and
    other current assets                60          300           36          247           30
                                 ----------   ----------   ----------   ----------   ----------
Total current assets                71,673       22,924        2,755        9,118        1,096
                                 ----------   ----------   ----------   ----------   ----------

Prepayments for
  construction-in-progress          28,807       29,789	       3,580       17,894        2,151
Property, plant and equipment, net 179,883      350,861       42,171      422,352       50,763
                                 ----------   ----------   ----------   ----------   ----------

Total assets                       280,363      403,574       48,506      449,364       54,010
                                 ==========   ==========   ==========   ==========   ==========
LIABILITIES AND SHAREHOLDERS'
  EQUITY
-----------------------------
Current liabilities
  Short-term bank loans              8,000            -            -       10,000        1,202
  Accounts payable                     840       21,195        2,547       16,879        2,029
  Accrued expenses and
     other payables                  4,832       10,191        1,225        3,909          468
  Taxes other than income              115          107           13          101           12
  Due to related companies           2,500        1,300          180            -            -
                                 ----------   ----------   ----------   ----------   ----------

Total current liabilities           16,287       32,993        3,965       30,889        3,711
                                 ----------   ----------   ----------   ----------   ----------

Long-term bank loans                28,000       97,500       11,719      127,500       15,325
Due to Chinese joint
  venture partner                        -       10,500        1,262       15,000        1,803
Due to China Strategic
  Holdings Limited                  98,441       96,940       11,639       96,806       11,635
Minority interests                 115,594      128,691       15,466      135,248       16,256
Commitments and contingency (Notes 6 & 13)



Shareholders' equity:

Common stock, par value
  US$1 each; 50,000
  shares authorized;
  1 share outstanding                    1            1            1            1           1
Retained earnings                   22,040       37,059        4,454       43,920       5,279
                                 ----------   ----------   ----------   ----------   ----------

Total shareholders' equity          22,041       37,060        4,455       43,921       5,280
                                 ----------   ----------   ----------   ----------   ----------

Total liabilities and
  shareholders' equity             280,363      403,574       48,506      449,364      54,010
                                 ==========   ==========   ==========   ==========   ==========







Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated balance sheets.


                    WESTRONIX LIMITED AND SUBSIDIARIES
                    -----------------------------------
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                 ---------------------------------------
        FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
        ----------------------------------------------------------
       FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
       ------------------------------------------------------------

       FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
       -----------------------------------------------------------

                             (Amounts in thousands)

                        Period from
                       June 23,1993
                            to
                       December 3l,        Year ended December 31,         Period ended June 30,
                       -----------   ------------------------------   ------------------------------
                           1993        1994        1995        1995        1995       1996         1996
                       -----------  ----------  ----------  ----------  ----------  ----------  ----------
                           Rmb          Rmb         Rmb         US$         Rmb        Rmb          US$
                                                                        (unaudited) (unaudited) (unaudited)

Cash flows from operating
  activities:

Net income                   4,336      17,717      15,019      1,805        8,792       6,861         825
Adjustments to reconcile
  net income to net cash
  provided by operating
  activites:
  Minority interests         3,817     	13,776     	13,087      1,573        7,095       6,566         789
  Depreciation and
    amortization               963       3,847       4,173        502        2,160       2,102         253
  Loss on disposal of
    fixed assets                 -          -           19          2            -           -           -
(Increase) decrease in
  assets:
  Prepayments and
    deferred expenses         (581)        (42)         91         11          (90)       (843)       (101)

  Other receivables and
    other current assets 	  (1,816)   	  1,755        (239)       (29)        (208)         53           6
Increase (decrease:) in
  liabilities:
  Accounts payable               -         840      20,355      2,447        3,536      (4,316)       (519)
  Accrued expenses and
    other payables              205      1,649     	(3,526)      (424)         787      (8,874)     (1,067)
  Taxes other than
    income                       98         17          (9)        (1)         (23)         (5)         (1)
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------


Net cash provided by
  operating activities       7,022      39,559      48,970      5,886       22,049       1,544         185
                         -----------  ----------  ----------  ----------  ----------  ----------  ----------
Cash flows from investing
  activities:
    Prepayments for
      construction-in-
      progress                (567)    (28,240)       (982)      (118)      (6,302)     11,895       1,430
                         -----------  -----------  ----------  ---------  ----------  ----------  ----------

  Acquisition of property,
    plant and equipment    (39,569)    (41,681)   (166,230)   (19,980)     (43,550)    (70,964)     (8,530)
                         -----------  -----------  ----------  ---------  ----------  ----------  ----------

Net cash used in investing
  activities               (40,136)    (69,921)   (167,212)   (20,098)     (49,852)    (59,069)     (7,100)
                         -----------  -----------  ----------  ---------  ----------  ----------  ----------

                                     4

                   WESTRONIX LIMITED AND SUBSIDIARIES
                   ----------------------------------
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                  -------------------------------------
         FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
         ----------------------------------------------------------
        FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
       -------------------------------------------------------------
         FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
        ------------------------------------------------------------

                          (Amounts in thousands)



                                Period from
                              June 23, 1996
                                    to            Year ended December 31,          Period ended June 30,
                                December 31,
                           ---------------------------------------------------------------------------------------
                                   1993        1994       1995         1995        1995        1996        1996
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                   Rmb         Rmb         Rmb          US$         Rmb         Rmb         US$
                                                                                (unaudited) (unaudited) (unaudited)


Cash flows from financing
  activities:
  Proceeds of bank loans          10,000      35,500    	 114,945      13,816       9,000      40,000       4,808
  Repayment of bank loans             -       (9,500)     (33,445)	    (6,424)     (8,000)          -           -
  Due to related companies            -        2,500       (1,000)       (120)     (2,500)     (1,500)       (180)
Due to Chinese joint
  venture partner                 23,748     (23,748)     	10,500       1,262       5,500       4,500         541
  Due to China Strategic
    Holdings Limited                (373)     68,252       (1,601)       (192)     (1,414)        (34)         (4)
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net cash provided by
  financing activities            33,375      73,004      	69,399       8,342       2,586      42,966       5,165
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Net increase (decrease) in
  cash and cash equivalents          261  	   42,642      (48,843)     (5,870)    (25,217)    (14,559)     (1,750)

Cash and cash equivalents, at
  beginning of period/year        28,112      28,373       71,015       8,535      71,015      22,172       2,665
                                ----------  ----------  ----------  ----------  ----------  ----------  ----------

Cash and cash equivalents, at
  end of period/year              28,373      71,015       22,172       2,665      45,798       7,613         915
                                ==========  ==========  ==========  ==========  ==========  ==========  ==========



Translation of amounts from Renminbi (Rmb) into United States Dollars (US$) for the convenience of the reader has been made at the unified exchange rate quoted by the Bank of China on June 30, 1996 of US$1.00 = Rmb8.32. No representation is made that the Renminbi amounts could have been, or could be, converted into United States Dollars at that rate on December 31, 1995 and June 30, 1996 or at any other certain rate.


The accompanying notes are an integral part of these consolidated statements of cash flows.

                     WESTRONIX LIMITED AND SUBSIDIARIES
                     ----------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
           ----------------------------------------------------------
         FOR THE PERIOD FROM JUNE 23, 1993 TO DECEMBER 31, 1993 AND
         ----------------------------------------------------------
        FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1995 (AUDITED) AND
       -------------------------------------------------------------
         FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)
         -----------------------------------------------------------

               (Amounts in thousands, except number of shares)



                           Shares of
                             Common    Common    Retained
                              Stock     Stock     Earnings    Total
                            --------   --------   --------   --------
                              Number     Rmb        Rmb         Rmb

Balance at June 23, 1993          1          1         (13)      (12)
Net income                        -          -       4,336     4,336
                            --------   --------   --------   --------

Balance at December 31, 1993      1          1       4,323  	  4,324
                            --------   --------   --------   --------

Net income                        -          -      17,717    17,717
                            --------   --------   --------   --------

Balance at December 31, 1994      1          1      22,040 	  22,041
                            --------   --------   --------   --------

Net income                        -          -      15,019    15,019
                            --------   --------   --------   --------

Balance at December 31, 1995      1          1      37,059    37,060

Net income (unaudited)            -          -       6,861     6,861
                            --------   --------   --------   --------

Balance at June 30,1996
  (unaudited)                     1          1      43,920    43,921
                            ========   ========   ========   ========








The accompanying notes are an integral part of these consolidated statements of changes in shareholders equity.

                   WESTRONIX LIMITED AND SUBSIDIARIES
                   ----------------------------------

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                ------------------------------------------

           (Amounts in thousands, except number of shares, per share data and unless otherwise stated)



1.    ORGANIZATION AND PRINCIPAL ACTIVITIES
--------------------------------------------

Westronix Limited ("the Company") was incorporated in the British Virgin Islands on July 3, 1996 with an authorized share capital of 50,000 common shares with a par value of US$1 each. One share was issued at par value to China Strategic Holdings Limited ("CSH") (formerly known as China Strategic Investment Limited), a company incorporated in Hong Kong whose shares are listed on the Stock Exchange of Hong Kong.

The Company is a holding company established to hold a 100% interest in China Construction International Group Limited ("CCIG" - formally known as China Construction International Limited and Cassia Taste Limited), a company incorporated in Hong Kong. CCIG, in turn, holds a 51% interest in Hangzhou Zhongche Huantong Development Co., Ltd. (the "Operating Subsidiary" or "Hangzhou toll road"). The Company's interest in Hangzhou toll road was transferred from CSH pursuant to a shareholders' resolution dated August 28, 1996.

Hangzhou toll road is a Sino-foreign equity joint venture enterprise established on June 23, 1993, which formally began business operation in September 1993 in the City of Hangzhou, Zhejiang Province in the People's Republic of China (the "PRC"). The total cash consideration paid by CCIG for its interest in Hangzhou toll road amounted to Rmb102,000 at the date of acquisition. Tolls collected from the existing portion of the toll road ("the first phase"), which was injected by the Chinese joint venture partner, Hangzhou City Transportation Development Company, and cash injected by CSH will be used to finance the construction of second and third phases of the toll road (the "CIP Projects") which are expected to be completed by the end of fiscal year 1997. Hangzhou toll road will collect toll from all three phases of the toll road after the CIP Projects are completed.

Key provisions of the joint venture agreement of Hangzhou toll road include:

  the joint venture period is 30 years from the date of formation;

  the profit and loss sharing ratio is the same as the percentage of equity interest; and

  the Board of Directors consists of 7 members: 4 designated by CCIG and 3 designated by Hangzhou City Transportation Development Company, the Chinese joint venture partner of Hangzhou toll road.

-------------------------------------------------

The acquisition of the Operating Subsidiary by CCIG was accounted for by the purchase method of accounting. The tangible assets were valued at their estimated fair value. The results of the Operating Subsidiary are included in the consolidated statements of income from the effective date of the joint venture, June 23, 1993. No revenue was generated from the toll road before the formation of the joint venture.

The transfer of CSH's interest in CCIG to the Company was accounted for as a reorganization of companies under common control and similar to a pooling of interests. The accompanying consolidated financial statements of the Company have been restated to present the transfer of CSH's interest in CCIG to the Company as if it had occurred on June 23, 1993.

Hangzhou toll road operates in the PRC and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of United States and Western European companies. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. These are described further in the following paragraphs:

Political Environment

The value of the Company's interests in the Operating Subsidiary may be adversely affected by changes in policies by the Chinese government including, among others: changes in laws, regulations or the interpretation thereof; confiscatory taxation; restrictions on foreign currency conversion, imports or sources of suppliers; or the expropriation or nationalization of private enterprises.

Economic Environment

The economy of the PRC differs significantly from the economies of the United States and Western Europe in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation, self-sufficiency, rate of inflation and balance of payments position, among others. Only recently has the Chinese government encouraged substantial private economic activities.

The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and geographic regions. Actions by the Chinese central government to control inflation have significantly restrained economic expansion recently. Similar actions by the central government of the PRC in the future could have a significant adverse effect on economic conditions in the PRC and the economic prospects for the Operating Subsidiary and the Company.

---------------------------------------------------

Foreign Currency Exchange

The Chinese central government imposes control over its foreign currency reserves through control over imports and through direct regulation of the conversion of its national currency into foreign currencies. As a result, the Renminbi is not freely convertible into foreign currencies.

The Operating Subsidiary conducts substantially all of its business in the PRC, and its financial performance and condition are measured in terms of Renminbi. The Operating Subsidiary's source of income, toll revenue, is denominated in Renminbi. Revenues and profits have to be converted to United States Dollars or Hong Kong Dollars to pay dividends to the Company. Should the Renminbi devalue against the United States Dollar, such devaluation would have a material adverse effect on the Company's profits measured in foreign currency and reduce the foreign currency that could be repatriated by the Operating Subsidiary to the Company. The Company currently is not able to hedge its Renminbi - United States Dollars exchange rate exposure in the PRC because neither the banks in the PRC nor any other financial institution authorized to engage in foreign exchange transactions offer forward exchange contracts.

Legal System

Since 1979, many laws and regulations dealing with economic matters in general and foreign investment in particular have been enacted in the PRC. However, the PRC still does not have a comprehensive system of laws and enforcement of existing laws may be uncertain and sporadic.

Toll Revenue

Any increase in toll rates proposed by the Operating Subsidiary is subject to approval by the Hangzhou Municipal Government and Hangzhou City Transportation Department. However, there are no assurances that such proposal will be approved by these government authorities. If such approvals proposals are denied, profit margins of the operating subsidiary will be reduced.

2.    BASIS OF PRESENTATION

The accompanying consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Operating Subsidiary, which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to joint venture enterprises as established by the Ministry of Finance of China ("PRC GAAP").

The principal adjustments made to conform the statutory financial statements of the Operating Subsidiary to U.S. GAAP included the following:

  Restatement of monetary assets and liabilites denominated in foreign currencies to reflect the exchange rates prevailing at the balance sheet dates; and

  Recognition of toll revenue on the accrual basis and upon the commencement of operations.



3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
-----------------------------------------------

a.   Basis of Consolidation
     ----------------------

The consolidated financial statements include the financial statements of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated on consolidation.

b.   Toll revenue
     ------------

Toll revenue represents the gross receipts at the toll stations, net of business tax calculated at 3.0% of the gross toll receipts.

--------------------------------------------------------

c.   Cash and Cash Equivalents
     -------------------------

Cash and cash equivalents include cash on hand, demand deposits with banks and liquid investments with an original maturity of one year or less. Cash and cash equivalents included United States Dollar deposits of US$8,280 (Rmb69,733), US$1,078 (Rmb8,967) and US$128 (Rmbl,071) (unaudited) as of
December 31, 1993, 1994, 1995 and June 30, 1996 respectively. Deposits of US$700 (Rmb5,824) as of December 31, 1995 were used to guarantee bank loans of a related company.

d.   Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight line method over the assets' estimated useful lives, taking into account the estimated residual value of 10% (except for roads and bridges which have no residual value) of the cost of the assets. The estimated useful lives are as follows:


     Roads and bridges                         30 years
     Buildings                                 20 years
     Machinery and equipment                    5 years
     Motor vehicles                             5 years
     Furniture, fixtures and office equipment   5 years






Construction-in-progress ("CIP" see Note 4) represents new roads and bridges under construction and plant and machinery pending installation. This includes the costs of construction, the costs of plant and machinery and interest charges (net of interest income), arising from borrowings used to finance these assets during the period of construction or installation. Interest capitalized amounted to Rmb1,752, Rmb6,778, Rmb2,566 (unaudited) and Rmb9,148 (unaudited) respectively for the period ended December 31, 1993 and for the years/periods ended December 31, 1994, 1995 and June 30, 1996 respectively.

--------------------------------------------------------

e.   Taxation: Income Taxes
     ----------------------

The Company was incorporated under the laws of the British Virgin Islands, and under current British Virgin Islands law, the Company is not subject to tax on income or on capital gains.

The Company and its subsidiaries provide for Hong Kong profits tax on the basis of its income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes. The Company and its subsidiaries has had no profits assessable for Hong Kong profits tax purposes.

Hangzhou toll road is subject to Chinese income taxes at the applicable tax rate for Sino-foreign equity joint venture enterprises (currently 33%) on the taxable income as reported in its statutory accounts adjusted in accordance with the relevant income tax laws. Since it has a joint venture term of not less than 10 years and is engaged in infrastructure construction, Hangzhou toll road will be fully exempt from Chinese state unified income tax of 30% as well as the local income tax of 3% for two years starting from the first profit-making year followed by a 50% reduction of the Chinese state unified income tax for the next three years ("tax holiday").

If the Operating Subsidiary had not been in the tax holiday period, the Company would have recorded additional income tax expense of Rmb3,236, Rmb10,000, Rmb9,901, Rmb5,322 (unaudited) and Rmb4,966 (unaudited) and net income of the Company would have been reduced by Rmb1,651, Rmb,5,100, Rmb5,050, Rmb2,714 and Rmb2,533 (unaudited) for the period/years ended December 31, 1993, 1994, 1995 and for the six months ended June 30, 1996 respectively (See Note 13).

The Company provides for deferred income taxes using the liability method, by which deferred income taxes are recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as current or non-current based upon the classification of the related assets or liabilities in the financial statements.

--------------------------------------------------------


f.  Taxation: Business Tax
    ----------------------

Prior to December 31, 1993, the Operating Subsidiary was subject to Consolidated Industrial and Commercial Tax ("CICT") at a rate of 3.03% on the gross toll revenue.

In December 1993, the Chinese government promulgated several major new tax regulations which came into effect on January 1, 1994. These new tax regulations replaced a number of former tax laws and regulations including the Consolidated Industrial and Commercial Tax. Under these new tax regulations, the Operating Subsidiary is subject to business tax which replaced the CICT and is now the principal direct tax on the toll revenue generated. The business tax rate applicable to the Operating Subsidiary is 3.0%.

g.   Foreign Currency Translation
     ----------------------------

The Operating Subsidiary maintains its books and records in Renminbi. Foreign currency transactions are translated into Renminbi at the applicable unified rates of exchange or the applicable rates of exchange quoted by the applicable foreign exchange adjustment center ("swap center"), prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi using the applicable unified rates of exchange or the applicable swap center rates prevailing at the balance sheet dates. The resulting exchange differences are included in the determination of income.

The Company's registered capital and reporting currency are denominated in United States Dollars. For financial reporting purposes, the United States Dollars capital injection amounts have been translated into Renminbi at the swap centre rates prevailing at the capital injection date.

The Renminbi is not freely convertible into foreign currencies. All foreign exchange transactions involving Renminbi must take place either through the Bank of China or other institutions authorized to buy and sell foreign currencies or at a swap center. Before January 1, 1994, the exchange rates used for transactions through the Bank of China and other authorized institutions were set by the government (the "official exchange rate") from time to time whereas the exchange rates available at the swap centers (the "swap center rates") were determined largely by supply and demand. The Chinese government announced the unification of the two-tier exchange rate systems in December 1993 effective January 1, 1994. The unification brought the official exchange rate of the Renminbi in line with the swap center rate. The unification did not have a major impact on the consolidated financial statements of the Company under U.S. GAAP.

--------------------------------------------------------

g.   Foreign Currency Translation (Cont'd)
     --------------------------------------

Sino-foreign equity joint venture enterprises can enter into exchange transactions at swap centers. Payment for imported materials and remittance of earnings outside of the PRC are subject to the availability of foreign currency which is dependent on the foreign currency denominated earnings of the entity or must be arranged through a swap center or designated foreign exchange banks. Approval for exchange at the swap center is granted to joint venture enterprises for valid reasons such as the purchase of imported materials and remittance of earnings.

The official exchange rates, unified exchange rates and Shanghai swap center rates as of December 31, 1993, December 31, 1994 and December 31, 1995 were as follows:




                                               December 31,
                                  ----------------------------------------
                                       1993        1994          1995
                                  ------------  ------------  ------------
Rmb equivalents of US$1
  Official exchange rate                 5.80         N/A           N/A
  Unified exchange rate                   N/A        8.44          8.32
  Shanghai swap center rate              8.70        8.44          8.32

h.   Dedicated Capital
     -----------------

In accordance with the relevant laws and regulations for Sino-foreign equity joint venture enterprises, the Operating Subsidiary maintains discretionary dedicated capital, which includes a general reserve fund, an enterprise expansion fund and a staff welfare and incentive bonus fund.
The Board of Directors of the Operating Subsidiary will determine on an annual basis the amount of the annual appropriations to dedicated capital. For the period from June 23, 1993 to June 30, 1996, the Operating Subsidiary did not report any profits in the statutory financial statements, and accordingly, no appropriation to dedicated capital has been made.

4.    PROPERTY, PLANT AND EQUIPMENT
-----------------------------------

                                                           December 31,         June 30,
                                                    ------------------------------------
                                                       1994          1995         1996
                                                    ----------   ----------   ----------
                                                       Rmb           Rmb           Rmb
                                                                               (unaudited)

Roads and bridges                                    108,372     109,020       112,216
Buildings                                                146         148           148
Machinery and equipment                                  370         475           529
Motor vehicles                                         2,121       2,121         2,162
Furniture, fixtures and office equipment                  36          38            38
Construction-in-progress                              73,365     247,346       317,435
Less: Accumulated depreciation                        (4,527)     (8,287)      (10,176)
                                                   ----------   ----------   ----------

Net book value                                       179,883     350,861       422,352
                                                   ==========   ==========   ==========


5.    LONG-TERM BANK LOANS
---------------------------

Long-term bank loans, all of which were unsecured, bear average interest rates of approximately 14.87% as of December 31, 1995, December 31, 1994 - 13.86%, and June 30, 1996 - 14.54% (unaudited) and are repayable as follows:

                                        December 31,      	June 30,
                                            1995            1996
                                        -------------   ------------
                                             Rmb             Rmb
                                                         (Unaudited)

1997                                        58,000          58,000
1998                                        20,000          25,000
1999                                        19,500          39,500
2001                                           -             5,000
                                        -------------   ------------
Total                                       97,500         127,500
                                        =============   ============

All the long-term bank loans are denominated in Renminbi. Loans amounting to Rmb19,500 and Rmb49,500 (unaudited) as of December 31, 1995 and June 30, 1996 respectively, are guaranteed by a related company.



6.    COMMITMENTS
------------------

As of December 31, 1995, the Operating Subsidiary had outstanding capital commitments for construction contracts contracted for its CIP projects amounting to approximately Rmb228,270.

7.    DISTRIBUTION OF PROFIT
----------------------------

Dividends from the Operating Subsidiary will be declared based on the profits as reported in the statutory financial statements. Such profits will be different from the amounts reported under U.S. GAAP. As of December 31, 1995, and June 30, 1996 (unaudited), the Operating Subsidiary had no available retained earnings for distribution.



8.    RELATED PARTY TRANSACTIONS AND ARRANGEMENTS
-------------------------------------------------

The Operating Subsidiary guaranteed bank borrowings of a related company of CSH of Rmbl0,000, and Rmb5l,000 (unaudited), as of December 31, 1995 and June 30,1996 respectively.


9.    DUE TO CHINESE JOINT VENTURE PARTNER
------------------------------------------

The amounts due to Chinese joint venture partner as at December 31, 1993 represented the excess of the book value of the net assets contributed by the Chinese joint venture partner upon the formation of the Operating Subsidiary over its share of the registered capital of the joint venture enterprise. This was repaid in 1994. Balances due to the Chinese joint venture as at December 31, 1995 and June 30, 1996 (unaudited) represented amounts borrowed from the Chinese joint venture partner to finance the CIP Projects.

These amounts are unsecured, non-interest bearing and have no fixed repayment date.


10.    RETIREMENT PLANS
-----------------------

As stipulated by the regulations of the Chinese government, all of the Chinese staff of the Operating Subsidiary are entitled to an annual pension on retirement, which is equal to their basic salaries at their retirement dates. The Chinese government is responsible for the pension liability to retired staff. The Operating Subsidiary is only required to make specified contributions to the state-sponsored retirement plan calculated at 23% (for 1994, 1995 and 1996) of the basic salary of the staff. The expenses reported in the consolidated financial statements related to these arrangements were Rmb34, Rmb64, Rmb32 (unaudited) and Rmb30 (unaudited) for the years/periods ended December 31, 1994 and 1995 and six months ended June 30, 1995, 1996 respectively.

11.   SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
---------------------------------------------------------

                      Period from June                          Six months
                         23, 1993 to                               ended
                        December 3l,   Year ended December 31,    June 30,
                                       -----------------------  -----------
                            1993         1994           1995         1996
                        -----------    ---------   -----------  -----------
                            Rmb           Rmb            Rmb         Rmb
                                                                (Unaudited)

Non-cash investing and
  financing activities:
  Paid-in capital from the
    Chinese joint
    venture partner
    contributed through
    the injection of
    fixed assets          98,000             -             -           -



12.    OTHER SUPPLEMENTAL INFORMATION
-------------------------------------

The following items are included in the consolidated statements of income:

                    Period from June                            Six months
                      23, 1993 to                                 ended
                      December 3l,    Year ended December 31,    June 30,
                                    -------------------------  ------------
                         1993          1994           1995         1996
                     -------------  -----------   -----------  ------------
                         Rmb           Rmb             Rmb          Rmb
                                                                (Unaudited)

Foreign exchange gain       378          3,494         1,417           37

Business tax                327          1,163         1,171	         579

13.    CONTINGENCY
------------------

The Operating Subsidiary has obtained an approval from the local government to offset the toll revenue collected from the first phase of the toll road against the construction-in-progress balances until the CIP Projects are completed by the end of 1997. Thus, the tax holiday has been deferred until the CIP Projects are completed. As such, the Operating Subsidiary reported zero net profits in its statutory financial statements starting from the commencement of operations in 1993 and will continue to do so until the CIP Projects are completed at the end of 1997. The Company plans to record the net profits offset in the construction-in-progress account during 1993 to 1997 in the statutory income statements of the 1998 and 1999 fiscal years (i.e. the first two tax exemption years of the tax holiday). This plan is subject to the approval of the local tax bureau. Should such approval not be obtained from the local tax bureau, a tax liability amounting to approximately Rmb5 million as of December 31, 1995 may arise. In the opinion of management, it is not probable that a liability will arise.




14.    SUBSEQUENT EVENTS
------------------------

Pursuant to an acquisition agreement dated September 10, 1996 between Regal International, Inc., ("Regal"), a Delaware Corporation whose shares are listed on the National Association of Securities Dealers Automated Quotations ("NASDAQ"), the Company and China Strategic Holdings Limited ("CSH"), Regal acquired all the issued and outstanding shares of the Company for a consideration of US$30 million (Rmb250 million) to be satisfied through the issuance of a US$30 million Convertible Note (the "Convertible Note") by Regal to CSH bearing interest at 9% per annum after an initial 6-month interest-free period. The principal and any unpaid interest owing on the Convertible Note can be converted into shares of Common Stock, US$0.01 par value, of Regal ("Common Stock") at a conversion price of US$0.0302 per share. The Convertible Note, if exercised by CSH, would give CSH a controlling interest of more than 90% in Regal. This Convertible Note is secured by a pledge of Regal's interest in the shares of the Company in favour of CSH.

Pursuant to an agreement signed between CSH and the Company dated September 1, 1996, the payable balance of Rmb96,806 (unaudited) due to CSH as of June 30, 1996 will be contributed by CSH into the Company as additional paid-in capital.







                                  19